Exhibit 10.54

Master Repurchase Agreement

September 1996 Version

Dated as of:	March 2, 2020

Between:	ROYAL BANK OF CANADA

and	FS CREIT INVESTMENTS LLC

1.	Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)

“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

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(c)

“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)

“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)

“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)

“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)

“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)

“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

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(p)

“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)

“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)

“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)

“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination

(a)

An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)

Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)

In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

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4.	Margin Maintenance

(a)

If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)

If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)

If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)

Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)

Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

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5.	Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.	Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclued Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

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Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

*	Language to be used under 17 C.F.R. ß403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
**	Language to be used under 17 C.F.R. ß403.5(d) if Seller is a financial institution.

9.	Substitution

(a)

Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)

In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.	Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

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11.	Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)

The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)

In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)

In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)

If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)

as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

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(ii)

as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)

As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)

For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)

The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)

To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

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12.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination

(a)

The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

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17.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.	Use of Employee Plan Assets

(a)

If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)

Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)

By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.	Intent

(a)

The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)

It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)

The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

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(d)

It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.	Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)

in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)

in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)

in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

ROYAL BANK OF CANADA		FS CREIT INVESTMENTS LLC By FS CREDIT REAL ESTATE INCOME TRUST, INC., its sole member

By:	/s/ Steven T. Naftzger	By:	/s/ Edward T. Gallivan, Jr.
Name:	Steven T. Naftzger	Name:	Edward T. Gallivan, Jr.
Title:	Authorized Signatory	Title:	Chief Financial Officer
Date:		Date:	02/24/2020

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ANNEX I

Supplemental Terms and Conditions

This Annex I supplements and forms a part of the Master Repurchase Agreement dated as of March 2, 2020 (the “Agreement”) between Royal Bank of Canada (“Party A”) and FS CREIT Investments LLC (“Party B”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement. In the event of a conflict between the provisions of this Annex I and the Agreement, the provisions of this Annex I shall prevail.

1.

Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes, and any schedules or annexes which supplement and form a part of such Annexes, shall form a part of the Agreement and shall be applicable thereunder: None.

2.	Margin Provisions

(a)	Margin Notice Deadline. For purposes of the Agreement and this Annex I, “Margin Notice Deadline” means 10:00 a.m. (New York time).

(a)	Minimum Transfer Amount. Margin Maintenance provisions of Paragraph 4 of this Agreement will operate only where Margin Deficit or Margin Excess exceeds $100,000.

3.

Business Day. “Business Day” or “business day”, with respect to any Transaction (other than an International Transaction) hereunder, means a day on which regular trading may occur in the principal market for the Purchased Securities subject to such Transaction, which includes shortened trading days, days on which trades are permitted to occur but do not in fact occur and days on which the Purchased Securities are subject to percentage of movement or volume limitations; provided, however, that for purposes of calculating Market Value, such term shall mean a day on which regular trading occurs in the principal market for the assets the value of which is being determined. Notwithstanding the foregoing, (i) for purposes of Paragraph 4 of the Agreement, “business day” shall mean any day on which regular trading occurs in the principal market for any Purchased Securities or for any assets constituting Additional Purchased Securities under any outstanding Transaction hereunder and “next business day” shall mean the next day on which a transfer of Additional Purchased Securities may be effected in accordance with Paragraph 7 of the Agreement, and (ii) in no event shall a Saturday or Sunday be considered a business day.

4.	Designated Offices. The parties agree that Party A may act through the following branches or offices when entering into Transactions governed by the Agreement: Toronto Transit.

5.

Dispute Resolution. Notwithstanding anything to the contrary in Paragraph 4 of the Agreement, if the Buyer or the Seller as the case may be (such party being the “Disputing Party”) disagrees with the other party’s calculation of the Market Value of any Purchased Securities used to determine the Margin Deficit or Margin Excess specified in the notice referred to in Paragraph 4(a) or (b) of the Agreement (the “Margin Notice”), and there is a difference of 1 United States Dollars or more (using the standard definition of Market Value) between the amount that the Disputing Party asserts is the Market Value of the subject Purchased Securities and the Market Value quoted by the other party, then the parties agree, as follows:

(a)

provided that no Event of Default has occurred and is continuing in respect of the other party, the Disputing Party will transfer to the other party cash or Securities in an amount equal to the undisputed amount of the Margin Deficit or Margin Excess as set out in the Margin Notice, in accordance with Paragraph 4 of the Agreement; and

(b)	(i)	if the Margin Notice was received on or before the Margin Notice Deadline on a Business Day,

(A)

by 12:00 p.m. (New York time) on the same Business Day, the Disputing party will provide written notice of its dispute in relation to the disputed amount (the “Margin Dispute Notice”) to the other party specifying those Securities whose valuations are in dispute (the “Disputed Securities”) and the Disputing Party’s valuation for each Disputed Security (“Disputing Party’s Valuation”).

(B)

by 4:00 p.m. (New York time) on the same Business Day, the Disputing Party will provide prices for the Disputed Securities by obtaining a firm bid (each, a “Broker Bid”) for (1) the full outstanding principal amount of such Disputed Securities or (2) $3,000,000 from Specified Bidders (as defined below) ; and

(C)

by the Margin Notice Deadline on the Business Day immediately following the day on which the Margin Dispute Notice is given (the “Recalculation Time”), the other party will recalculate the Margin Deficit or Margin Excess, as the case may be (the “Recalculated Margin Amount”), by using as the Market Value for any Disputed Security the following: (i) as to any Disputed Security for which three Broker Bids were obtained, the arithmetic average of the two highest Broker Bids, (ii) as to any Disputed Security for which two Broker Bids were obtained, the arithmetic average of the two Broker Bids, and (iii) as to any Disputed Security for which either one Broker Bid or no Broker Bids were obtained, the other party’s valuation.

(ii)	If the Margin Notice was received after the Margin Notice Deadline on a Business Day,

(A)

the Disputing Party will provide a Margin Dispute Notice to the other party within two hours following receipt of such Margin Notice, specifying the Disputed Securities and the Disputing Party’s valuation for each Disputed Security;

(B)

by 10:00 a.m. (New York time) on the immediately following Business Day, the Disputing Party will provide Broker Bids for (1) the full outstanding principal amount of such Disputed Securities or (2) $3,000,000 from three Specified Bidders (as defined below); and

(C)

by 12:00 p.m. (New York time) on the Business Day immediately following the day on which the Margin Dispute Notice is given (the “Recalculation Time”), the other party will determine the Recalculated Margin Amount by using the methodology set forth above in clause (i)(C).

Immediately upon determining the Recalculated Margin Amount as set forth above under clause b(i) or b(ii) above, the other party will notify the Disputing Party of such Recalculated Margin Amount and the Disputing Party shall transfer the required amount of additional Securities to the other party on the same Business Day as the Recalculation Time.

For avoidance of doubt, for any dispute of less than 1 United States Dollar (using the standard definition of Market Value), the other party’s valuation of the Market Value of the Purchased Securities shall prevail and the applicable transfer of additional Securities shall occur in accordance with Paragraph 4 of the Agreement.

“Specified Bidder” means dealers who (i) hold themselves out as leading dealers in the market for the Disputed Securities; (ii) are willing to transfer at the Broker Bid; and (iii) are willing to purchase or sell, as applicable, an equivalent amount of the Disputed Securities.

Notwithstanding anything in the contrary herein or elsewhere in this Agreement, the parties agree that the foregoing provisions shall only apply if the parties are unable to reach a mutual agreement on Market Value through commercially reasonable means.

6.	Purchase Price Maintenance.

(a)

Unless otherwise agreed, in any Transaction hereunder whose term extends over an Income payment date for the Securities subject to such Transaction, Buyer shall on the date such Income is paid transfer to or credit to the account of Seller an amount equal to such Income payment or payments pursuant to Paragraph 5(i) of the Agreement and shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer or Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Agreement.

(b)

Notwithstanding the definition of Purchase Price in Paragraph 2 of the Agreement and the provisions of Paragraph 4 of the Agreement, unless otherwise agreed, the parties agree (i) that the Purchase Price will not be increased or decreased by the amount of any cash transferred by one party to the other pursuant to Paragraph 4 of the Agreement and (ii) that transfer of such cash shall be treated as if it constituted a transfer of Securities (with a Market Value equal to the U.S. dollar amount of such cash) pursuant to Paragraph 4(a) or (b), as the case may be (including for purposes of the definition of “Additional Purchased Securities”).

7.

Early Termination. If as a result of sovereign action or inaction (directly or indirectly), a party (the “affected party”) becomes unable to perform any absolute or contingent obligation to make a payment or transfer or to receive a payment or transfer in respect of any Transaction under the Agreement or to comply with any other material provision of the Agreement relating to such Transaction (each, an “Affected Transaction”), then the other party (the “non-affected party”) may, at its option, terminate and close-out the Affected Transaction(s) by giving notice to the affected party and electing to have the provisions of Paragraph 11 of the Agreement apply in respect of such Affected Transaction(s) as if an Event of Default had occurred with respect to the affected party and the Affected Transaction(s) were the sole Transactions under the Agreement.

8.	Additional Event of Default. In addition to the Events of Default set forth in Paragraph 11 of the Agreement, the following shall be additional “Events of Default” under the Agreement:

(a)

the execution, delivery or performance of the Agreement or any Transaction hereunder by the other party (which shall be the defaulting party) constitutes a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which no exemption is available; or

(b)

a party (which shall be the defaulting party) becomes an entity whose underlying assets include “plan assets” subject to ERISA by reason of United States Department of Labor Regulation 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA or otherwise; or

(c)	Seller or Buyer fails to pay when due any sum payable under Section 10 below.

(d)

(1) Party B fails to provide the guarantee of FS Credit Real Estate Income Trust, Inc. (“Guarantor”), in form and substance acceptable to Party A and substantially similar to Exhibit A hereto, supporting the obligations of Party B under this Agreement, (2) Guarantor fails to pay or perform any of its obligations under such guarantee or (3) an Act of Insolvency shall occur with respect to Guarantor.

9.	Events of Default.

(a)

Notwithstanding clauses (i) and (ii) of the introductory paragraph to Paragraph 11 of the Agreement, Seller’s failure to transfer Purchased Securities on the applicable Purchase Date for a Transaction or Buyer’s failure to transfer Purchased Securities on the applicable Repurchase Date for a Transaction shall not constitute an Event of Default under paragraph 11 (in either case, the party who fails to deliver shall be referred to as “Party X”, the party to whom delivery was due shall be referred to as “Party Y” and the delivery failure shall be referred to as the “Delivery Failure”), if :

(1) Party X provides, by 10:00 a.m. (New York time) on the Business Day following the Delivery Failure, such additional information as Party Y may reasonably request, to the satisfaction of Party Y in its discretion, showing that:

(A) such Delivery Failure did not occur as a result of an adverse credit event in respect of Party X; and

(B) (i) such Delivery Failure was due to a failure by a person or entity, other than Party X or any of its affiliates, to make a delivery of securities when due to Party X; or Party X was in possession of the necessary Purchased Securities to meet its delivery obligations when due; and

(2) the Purchased Securities or Cash in an amount equal to the Market Value of the relevant Purchased Securities are delivered to Party Y by no later than 2:00 p.m. (New York time) on the Business Day following the Delivery Failure.

For the avoidance of doubt, nothing in this Section 9(a) shall impact the rights of the parties under Paragraph 11(d) of the Agreement.

(b)

Subparagraph 11(d). The following language is added as clause (4) of the last paragraph: “(4) the generally recognized source referred to in subparagraphs (i) and (ii) above must be an independent, unrelated third party.”

10.	Mini Close-Out. Notwithstanding clauses (i) and (ii) of the introductory paragraph to Paragraph 11 of the Agreement, and subject to Section 9(a) above, the following provisions shall apply.

(a)

If Seller fails to deliver Purchased Securities to Buyer on the Purchase Date for a Transaction (a “Seller Delivery Failure”), Buyer may: (1) if Buyer has paid the Purchase Price to Seller, require Seller to immediately repay the sum so paid; (2) if a Margin Deficit exists with respect to such Transaction, require Seller from time to time to pay cash sufficient to eliminate such Margin Deficit; and (3) at any time while such Seller Delivery Failure continues, terminate such Transaction (and only such Transaction) by electing to have the provisions of Paragraph 11 of the Agreement apply as if an Event of Default had occurred with respect to Seller and such Transaction were the sole Transaction under the Agreement.

(b)

If Buyer fails to deliver Purchased Securities to Seller on the Repurchase Date for a Transaction (a “Buyer Delivery Failure”), Seller may: (1) if Seller has paid the Repurchase Price to Buyer, require Buyer to immediately repay the sum so paid; (2) if a Margin Excess exists with respect to such Transaction, require Buyer from time to time to pay cash sufficient to eliminate such Margin Excess; and (3) at any time while such Buyer Delivery Failure continues, terminate such Transaction (and only such Transaction) by electing to have the provisions of Paragraph 11 of the Agreement apply as if an Event of Default had occurred with respect to Buyer and such Transaction were the sole Transaction under the Agreement.

(c)

Any payment of the Purchase Price, Repurchase Price or any other amount owed pursuant to this Section 10, shall be due and payable by no later than (x) the dealer close of the Federal Reserve wire on the business day following the business day such payment or transfer (as the case may be) is requested to be made..

11.

Set Off. Upon the occurrence of an Event of Default, in addition to and not in limitation of any other right or remedy (including any right to set off, counterclaim, or otherwise withhold payment) under applicable law, rule or regulation, the non-defaulting party (“X”) shall at its option have the right at any time and from time to time, without prior notice to the defaulting party (“Y”) to set off any sum or obligation (whether or not arising under this Agreement and whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed or due by Y to X against any sum or obligation (whether or not arising under this

Agreement, whether matured or unmatured, whether or not contingent and irrespective of the currency, place of payment or booking office of the sum or obligation) owed or due by X to Y (the “Original Obligation”) and, for this purpose, may convert one currency into another at a market rate reasonably determined by X. Any such set off shall automatically satisfy and discharge or reduce the Original Obligation to Y. If any sum or obligation is unascertained, X may in good faith and in a commercially reasonable manner estimate that sum or obligation and set off in respect of that estimate, subject to X or Y, as the case may be, accounting to the other party when such sum or obligation is ascertained. X shall promptly provide notice to Y of any set-off effected pursuant to the terms hereof.

12.

Additional Representations. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(a)

Non Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b)

Assessment and Understanding. It is capable of assessing the merits of (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks associated with that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(c)	Status of Parties. The other party is not acting as a fiduciary for or as an advisor to it in respect of that Transaction.

13.

Jurisdiction and Waivers. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with the Agreement or any Transaction under the Agreement (“Proceedings”), each party irrevocably:

(a)	submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City;

(b)

waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and

(c)	waives any and all right to trial by jury in any Proceeding.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction in order to enforce any judgment obtained in any Proceedings referred to in the preceding sentence, nor will the bringing of such enforcement Proceedings in any one or more jurisdictions preclude the bringing of enforcement Proceedings in any other jurisdiction.

14.

Waiver of Immunity. To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreements or any Transaction under the Agreement.

15.

Ancillary Documents. Upon execution of the Agreement, each party shall deliver to the other party (i) appropriate evidence of its power and authority to enter into the Agreement and of the true signature of each person signing the Agreement on its behalf and (ii) such other documents as the other party may reasonably request. In addition, each party agrees to deliver, upon execution of the Agreement and thereafter, promptly upon the request of the other party, any form or document, accurately completed and in a manner reasonably satisfactory to the other party, that may be required or reasonably requested in order to allow the other party to make payments under the Agreement without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

16.

Counterparts; Form of Agreement. The Agreement may be executed in separate counterparts, each of which will be deemed an original and all such counterparts shall together constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The parties agree that the text of the body of the Agreement is intended to be, and to conform with, the Master Repurchase Agreement (September 1996 Version) promulgated by the Securities Industry and Financial Markets Association and shall be construed accordingly.

17.

Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential transaction hereunder, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any proceedings arising under or in connection with this Agreement or any transaction hereunder.

18.	FATCA. Notwithstanding any provision in the Agreement to the contrary:

(a)

Any Payment under or in respect of the Agreement shall be made subject to any withholding or deduction imposed on such Payment pursuant to or on account of FATCA, and no additional Payment shall be required, nor any Payment increased on account of any such withholding or deduction. Except as provided in subsection (b) of this Section 18, no Party shall be required to indemnify any other Party on account of any loss, liability or cost imposed as a result of or otherwise arising from such withholding or deduction.

(b)

If the payor is required to make any deduction or withholding pursuant to or on account of FATCA and the payor does not so deduct or withhold and a liability resulting from such failure to withhold or deduct is assessed directly against the payor, then the payee will indemnify the payor therefor and promptly pay to the payor the amount of such liability. The payee’s indemnification obligation hereunder shall include any related liability for interest and, if the payee has failed to comply with its obligations under subsection (d) or (e) of this Section 18, shall include any related liability for penalties.

(c)

Any representation or warranty made by a Party with respect to any withholding or deduction being or not being applicable to Payments made under the Agreement shall be deemed not to be made in respect of any withholding or deduction imposed pursuant to or on account of FATCA.

(d)

Each Party agrees to deliver any forms or documentation or information reasonably requested in writing by the other Party in order for the other Party to comply with its obligations under FATCA with respect to the Agreement including, for the avoidance of doubt, any document establishing the non-requesting Party’s status under FATCA and any waiver that may be required to permit reporting of any “financial account” as defined under FATCA.

(e)

Each Party agrees to notify the other Party of any circumstances known or reasonably known to it that causes a form, document or other information provided by it pursuant to subsection (d) of this Section 18 to fail to be true.

(f)	For the purpose of this Section 18, the following definitions apply:

“FATCA” means sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof, any agreement entered into thereunder, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation thereof.

“Payment” means any payment, repayment, transfer, retransfer, delivery or redelivery of any money, asset, property or other right, tangible or intangible, including, without limitation, any set-off against any money, asset, property or other right, tangible or intangible, held under or pursuant to the Agreement.

19.

Outstanding Transactions. All Transactions entered into between Party A and Party B prior to the date of this Agreement which are outstanding as of the date of this Agreement shall be subject to this Agreement except where specifically stated otherwise in relation to a Transaction.

20.	Investment Advisor’s and Sub-Advisor’s Authority.

(a) FS Real Estate Advisor, LLC (the “Investment Advisor”) is the duly appointed investment advisor to the sole member of Party B, FS Credit Real Estate Income Trust, Inc., pursuant to an investment advisory agreement between FS Credit Real Estate Income Trust, Inc. and the Investment Advisor (the “Advisory Agreement”). Rialto Capital Management, LLC is the investment sub-advisor to the Investment Advisor (the “Sub-Advisor”), pursuant to a sub-advisory agreement between the Investment Advisor and the Sub-Advisor (the “Sub-Advisory Agreement”). The Investment Advisor and the Sub-Advisor have been granted the full power, authority and discretion to, consistent with the Advisory Agreement and the Sub-Advisory Agreement, (i) enter into any Transactions on behalf of Party B, (ii) bind Party B to the obligations associated with any such Transactions entered into on its behalf and (iii) execute and deliver any and all documentation related to any such Transactions entered into on behalf of Party B (collectively, the “Authority”).

(b) Party A shall be entitled to rely upon any oral and written notices and instructions reasonably believed to be originated from Party B or the Investment Advisor and Party A shall be (i) fully protected in acting upon any such notices and instructions, (ii) under no duty to determine whether the giving of any notice or instruction, or the entry into of any Transaction (including without limitation its nature and its amount), on behalf of Party B is within the authority of the Investment Advisor and (iii) shall not incur any liability to the Party B in acting in accordance with such notices and instructions.

(c) Party B hereby agrees to indemnify Party A and hold it harmless from and against any and all loss, liability, damages, claims, costs or expenses (including but not limited to reasonable fees and expenses of its counsel) arising out of or related to any actions taken or not taken by Party A in reliance on instructions or notices which it reasonably believes were furnished by the Investment Advisor or another duly authorized agent of Party B, on behalf of Party B.

(d) Party B agrees to notify Party A promptly in the event that the Investment Advisor’s and Sub-Advisor’s Authority to act on behalf of Party B has been terminated or revoked.

21.	Appointment of Sub-Advisor.

(a ) In connection with the appointment by the Investment Advisor of the Sub-Advisor to manage the assets of Party B, the Investment Advisor must give notice to Party A of such appointment (such notice requirement having been satisfied by the provision to Party A of the information included in Section 20(a) above) and shall provide Party A with access to such information and personnel as Party A may reasonably request in connection with the completion of its due diligence as to the Sub-Advisor.

(b) The Investment Advisor further agrees that the Sub-Advisor shall sign and deliver to Party A an Investment Sub-Advisor Letter substantially in the form attached to this Agreement as the Exhibit B.

(c) Party A may accept or reject the appointment of the Sub-Advisor to the role of sub-advisor for the purposes of this Agreement. If Party A has consented in writing to such entity becoming a sub-advisor for purposes of this Agreement, then upon receipt by Party A of the Investment Sub-Advisor Letter, such entity shall thereafter be treated as a sub-advisor for purposes of this Agreement.

(d) The Investment Advisor has the right at any time to remove the Sub-Advisor. In the event that the Sub-Advisor resigns, is removed or otherwise ceases to act as sub-advisor, promptly after receipt by Party A of a removal notice executed by the Investment Advisor, Party A shall cease to accept instructions from the Sub-Advisor immediately after receipt of notice of such event executed by Party B or the Investment Advisor.

22.	ERISA. The parties agree that Paragraph 18 of the Agreement, “Use of Employee Plan Assets”, shall be deleted and amended in its entirety to read as follows:

“18. ERISA. Party B represents and warrants to Party A, at any time a Transaction is outstanding under the Agreement, that Party B is not, and is not acting on behalf of, (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA (as defined below), subject to the fiduciary responsibility provisions of ERISA, (B) a “plan” within the meaning of Section 4975(e)(1) of the Code (as defined below), to which Section 4975 of the Code applies, (C) a governmental plan or other entity that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, or (D) an entity whose underlying assets include “plan assets” subject to ERISA by reason of United States Department of Labor Regulation 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA or otherwise.

Party B hereby agrees to provide notice to Party A in the event that it is aware that it is in breach of any aspect of this representation or is aware that with the passing of time, giving of notice or expiry of any applicable grace period it will breach this representation; and, for the avoidance of doubt, the parties agree that any breach of the representations in this Paragraph 18 shall be material for the purposes of Paragraph 11(vi) of the Agreement.

‘Code’ means the United States Internal Revenue Code of 1986, as amended, and any successor statute.

‘ERISA’ means the United States Employee Retirement Income Security Act of 1974, as amended, and any successor statute.”

23.

Certain Actions by Party A. If Party A receives notice of any request, act, decision or vote to be made in respect of a Purchased Security by a holder of such Purchased Security (an “Action”), Party A shall promptly deliver notice thereof to Party B. So long as Party B provides instructions to Party A with respect to any Action within a commercially reasonable time prior to any applicable record date for the taking of such Action, Party A shall take such Action in accordance with Party B’s instructions. If Party A shall refrain from taking any Action (unless the parties agree otherwise).

24.	Party A is not registered with the SEC as a broker-dealer and is not a member of the Securities Investor Protection Corporation or the Financial Industry Regulatory Authority.

25.

Limitation of Liability. No party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits, except as otherwise provided by the Agreement, including, without limitation, Paragraph 11 of the Agreement.

26.

Limited Recourse. Except in cases involving fraud or willful misconduct, no recourse shall be had for any payment or delivery obligation under the Agreement, or for any claim based on the Agreement, or otherwise in respect of the Agreement, to or against any Other Party B Entity (as defined below) or any incorporator, subscriber, promoter, stockholder, partner, member, director, officer or employee, past, present or future, as such, of Party B or any Other Party B Entity or of any predecessor or successor to any of the foregoing, either directly or through Party B or any Other Party B Entity or any such predecessor or successor, under and by virtue of any constitution or statute or rule of law or by the enforcement of any assessment or penalty, or otherwise, all such liability of any Other Party B Entity or any such incorporator, subscriber, promoter, stockholder, partner, member, director, officer or employee being waived and released by Party A. As used in this paragraph, “Other Party B Entity” means (i) Party B and any affiliate thereof, in each case, together with its successors, and (ii) any corporation, limited liability company, trust, joint venture, association, company, partnership or other entity, and any fund, whose investment activities are conducted based on investment advice or management services provided by any entity referred to in the foregoing clause (i); provided that in no event shall Party B be an “Other Party B Entity”.

Signature Page Follows

Royal Bank of Canada		FS CREIT Investments LLC By FS Credit Real Estate Income Trust, Inc., its sole member

By:	/s/ Steven T. Naftzger	By:	/s/ Edward T. Gallivan, Jr.
	Steven T. Naftzger		Edward T. Gallivan, Jr.
Title:	Authorized Signatory	Title:	Chief Financial Officer

Annex II

Names and Addresses for Communications between Parties

Party A:

Address for notices or communications with respect to this Agreement generally shall be given to it at the following address:

Royal Bank of Canada (Toronto Transit)

200 Vesey Street, 8th Floor

New York, NY 10281

Attention: Michael Borenstein

Phone:	(212) 437-2437
Fax:	(212) 858-7467

Address for notices or communications with respect to Paragraph 11 of this Agreement shall be given to it at the following address:

Royal Bank of Canada

2nd Floor

Royal Bank Plaza

200 Bay Street

Toronto, Ontario

CANADA M5J 2W7

Attention: Managing Director – GRM Trading Credit Risk

Party B:

Address for notices or communications with respect to this Agreement generally shall be given to it at the following addresses:

FS CREIT Investments LLC

201 Rouse Boulevard, Philadelphia, PA 19112

Attention: Edward T. Gallivan, Jr., Chief Financial Officer

Telephone No: (215) 220-4531

E-Mail: FSCREIT_Team@fsinvestments.com; credit.notices@fsinvestments.com;

portfolio_finance@fsinvestments.com

Rialto Capital Management, LLC

600 Madison Ave, 12th Floor,

New York, NY, 10022

Attention: Phil Orban, Managing Director

Telephone: (212) 826-3573

Email: philip.orban@rialtocapital.com; josh.cromer@rialtocapital.com; eric.green@rialtocapital.com; owen.tian@rialtocapital.com

EXHIBIT A

GUARANTEE

Dated: March 2, 2020

Royal Bank of Canada

9th Floor, South Tower

Royal Bank Plaza

200 Bay Street

Toronto, Ontario

CANADA M5J 2J5

Dear Sirs:

The undersigned, FS Credit Real Estate Income Trust, Inc., a company duly organized and existing under the laws of Maryland (the “Guarantor”), understands that you are entering into repurchase and reverse repurchase transactions (the “Transactions”) under a Master Repurchase Agreement, dated as of March 2, 2020 as the same may be amended, modified or supplemented from time to time (the “Master Agreement”), with FS CREIT Investments LLC, a corporation organized under the laws of Delaware (“Party B”).

In consideration of your entering into the Transactions and for other good and valuable consideration, receipt whereof is hereby acknowledged, Guarantor hereby unconditionally and irrevocably guarantees to Royal Bank of Canada ( “RBC”) the due and punctual payment of any and all amounts payable and the satisfaction of all other obligations and requirements by Party B under the Transactions and the Master Agreement (including, without limitation, in case of default, interest on any amount expressed as due thereunder), when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof (the “Obligations”). In the case of the failure of Party B punctually to make any such payment, the Guarantor hereby agrees to make such payment, or cause such payment to be made, when and as the same shall become due and payable, promptly upon demand made by RBC to the Guarantor; provided, however that delay by RBC in giving such demand shall in no event affect the Guarantor’s obligations under this guarantee. This guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by RBC upon the insolvency, bankruptcy or reorganization of Party B or otherwise, all as though such payment had not been made.

(1)

The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Obligations, the Transactions or the Master Agreement; the absence of any action to enforce the same; any waiver or consent by RBC concerning any provisions thereof; the rendering of any judgment against Party B or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. The Guarantor covenants that this guarantee will not be discharged except by complete payment of the amounts expressed as payable and the satisfaction of all Obligations.

(2)

This guarantee shall be a continuing guarantee and shall cover all payments due and payable and all other obligations to RBC by Party B pursuant to the terms and provisions of the Transactions and the Master Agreement.

1

(3)

The Guarantor hereby waives diligence; set-off; presentment; protest; notice of protest, acceleration, and dishonour; filing of claims with a court in the event of insolvency or bankruptcy of Party B; all demands whatsoever, and any right to require a proceeding first against Party B, and in this regard RBC shall not be bound to exhaust any recourse against Party B or others or any security it may at any time hold before being entitled to payment from the Guarantor of any amounts due by Party B under the Transactions and the Master Agreement.

(4)

This guarantee shall not be affected by any change in the name of Party B or by the acquisition of Party B’s business by another entity, or by any change whatsoever in the objects, capital structure or constitution of Party B or by Party B’s business being merged or consolidated with or into another entity, the loss of Party B’s separate legal identity or if ceases to exist, but shall notwithstanding the happening of any such event continue to apply in respect of any payments due and payable by and the obligations of Party B under the Transactions and the Master Agreement.

(5)

In the event of non-payment by the Guarantor on the due date of any sum due under this guarantee, the Guarantor shall pay to RBC in the currency in which such sum is due interest on such sum from the date such sum is due to the date of actual payment (as well after as before demand and judgment) [at the rate per annum determined by RBC from time to time to be the default rate.]

(6)

As a separate and independent stipulation, the Guarantor unconditionally and irrevocably agrees to indemnify RBC upon demand from and against any loss incurred by RBC as a result of any obligation of Party B to pay any sum expressed as payable under the Transactions and the Agreement being or becoming void, voidable or unenforceable for any reason whatsoever, the amount of such loss being the amount which RBC would have been entitled to recover from Party B but for such obligation being or becoming void, voidable or unenforceable. In addition, the Guarantor confirms and agrees that any sum due and payable by Party B under the Transactions and the Agreement which may not be recoverable from the Guarantor on the footing of a guarantee shall, to the extent permitted by law, be recoverable from the Guarantor as sole or principal debtor in respect thereof and shall be paid to RBC on demand together with interest at the default rate.

(7)	The Guarantor shall be bound by the amount specified in any demand for payment made upon the Guarantor, absent manifest error.

(8)

Any and all payments required under this guarantee shall be made free and clear of and without any withholding on account of any taxes or other charges of any nature or kind whatsoever. If any such taxes or charges are required to be withheld from any payment made under this guarantee, the undersigned shall pay an additional amount such that the net amount received by RBC shall be equal to the amount which would have been received by them if no such withholding were required to be made.

(9)

If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this guarantee it becomes necessary to convert into the currency of such jurisdiction (herein called the “Judgment Currency”) any amount due hereunder in any currency other than the Judgment Currency, then, to the extent permitted by law, conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which Royal Bank of Canada will, on the relevant date, sell such currency in Toronto, Ontario against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Guarantor will, to the extent permitted by law, on the date of payment, pay such additional amounts (if any) or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount that otherwise would have been due under the Transactions in the absence of any judgment hereon in such other currency. Any additional amount due from the Guarantor will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this guarantee.

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(10)	The Guarantor represents and warrants to RBC that:

(a)	it is a body corporate duly organized and validly existing under the laws of its jurisdiction of incorporation;

(b)

it has the power to execute and deliver this guarantee and to perform its obligations hereunder and has taken all necessary action to authorize such execution and delivery and performance of such obligations;

(c)

its execution and delivery of this guarantee and its performance of its obligations under this guarantee do not contravene any provision of its charter or by-laws (or equivalent constitutional documents) or any law, regulation, rule, decree, order, judgment or contractual restriction binding on or affecting it or its undertakings, properties or assets;

(d)

all consents, authorizations, and approvals requisite for its due execution and delivery of this guarantee or the performance of its obligations under this guarantee have been obtained and remain in full force and effect and all conditions thereof have been and will be duly complied with and no other action by, and no notice to or filing with, any governmental, judicial or regulatory authority or body is required for such execution, delivery or performance;

(e)

this guarantee has been duly executed and delivered and is its valid and legally binding obligation enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles;

(f)

no potential Event of Default or Event of Default (as those terms are defined in the Master Agreement) relating to it has occurred and is continuing or would occur by reason of it entering into or performing its obligations under this guarantee; and

(g)

the ultimate determination of any action, suit or proceeding pending or threatened against it at law or in equity, or before any court, tribunal arbitrators, governmental body, agency or official, will not materially impair its ability to perform, or render it unable to perform, its obligations under this guarantee and there is no such proceeding which purports to affect the legality, validity or enforceability of this guarantee.

(11)	The Guarantor covenants with RBC that so long as any amount may become payable by Party B pursuant to the Transactions and the Master Agreement, or by it under this guarantee, it will:

(a)

comply in all material respects with all applicable laws, non-compliance with which would materially impair its ability to perform, or render it unable to perform, its obligations under this guarantee and will use its best efforts to seek and obtain all consents, authorizations and approvals which may be required from time to time for it to perform its obligations under this guarantee;

(b)

notify RBC of the occurrence of any potential Event of Default or Event of Default or any other event or circumstance which with the giving of notice or lapse of time would constitute an Event of Default (as defined in the Master Agreement) relating to it as soon as it becomes aware of it;

(c)

prepare financial statements in accordance with generally accepted accounting principles and practices in respect of each financial year and cause same to be certified by its auditors and furnish a copy of same to RBC, which shall be deemed to have been provided to RBC to the extent that they are publicly available on either the Guarantor’s website at: https://fsinvestments.com or filed with the U.S. Securities and Exchange Commission and publicly available at http//:www.sec.gov, not later than 120 days after the financial period to which they relate.

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(12)

This Guarantee shall be governed by and construed and interpreted in accordance with the law of the State of New York (without reference to the choice of law doctrine) and becomes effective upon execution. The Guarantor hereby irrevocably waives any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Guarantee.

(13)	With respect to any suit, action or proceedings relating to this guarantee (“Proceedings”), the Guarantor irrevocably:

(a)	submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and

(b)

waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over it.

(14)

This guarantee shall extend to and endure to the benefit of RBC and its successors and assigns and every reference herein to the Guarantor is a reference to and shall be construed as including the Guarantor and its successors to and upon all of whom this guarantee and agreement shall extend and be binding.

IN WITNESS WHEREOF, Guarantor has caused this guarantee to be executed in its corporate name by its duly authorized officers as of the date hereof.

FS CREDIT REAL ESTATE INCOME TRUST, INC.

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer
Date:	2/24/2020

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EXHIBIT B

Investment Sub-Advisor Letter

March 2, 2020

Re: The Master Repurchase Agreement dated March 2, 2020 between Royal Bank of Canada (“RBC”) and FS CREIT Investments LLC.

Dear Madame or Sir:

This Investment Sub-Advisor Letter relates to the Master Repurchase Agreement dated as of March 2, 2020 (the “Agreement”) between RBC and FS CREIT Investments LLC (“Party B”). Capitalized terms used but not defined in this Investment Sub-Advisor Letter shall have the meanings ascribed to them in the Agreement.

Rialto Capital Management, LLC (the “Sub-Advisor”) hereby represents and warrants and covenants to RBC (which representation, warranties and covenants will be deemed repeated at all times until the termination of the Agreement) that:

(1)	it is duly organized and validly existing and in good standing under the laws of the State of Delaware;

(2)	it is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, or is exempt from such registration;

(3)	it is registered as an investment adviser under each applicable state securities law or is exempt from such registration; and

(4)

no action has been taken by the Securities and Exchange Commission (“SEC”) or any applicable state regulator to suspend or revoke such registration, and to its knowledge no investigation or regulatory proceeding has been commenced by the SEC or any applicable state regulator that is reasonably likely to result in such suspension or revocation.

(5)

The Sub-Advisor has been granted the full power, authority and discretion to: (i) enter into any Transactions on behalf of Party B, (ii) bind Party B to the obligations associated with any such Transactions entered into on its behalf and (iii) execute and deliver any and all documentation related to any such Transactions entered into on behalf of Party B (collectively, the “Authority”).

(6)

RBC shall be entitled to rely upon any oral and written notices and instructions believed to be originated from Party B or the Sub-Advisor and RBC shall be (i) fully protected in acting upon any such notices and instructions, (ii) under no duty to determine whether the notices and instructions, (ii) under no duty to determine whether the giving of any notice or instruction, or the entry into of any Transaction (including without limitation its nature and its amount), on behalf of Party B is within the authority of the Sub-Advisor and (iii) shall not incur any liability to the Party B in acting in accordance with such notices and instructions.

The Sub-Advisor will give written notice to RBC in the event that it is aware that it is in breach or that, with the passing of time, giving of notice or expiry of any applicable grace period, it will be in breach of any aspect of the foregoing representations and warranties.

Very truly yours,

Rialto Capital Management, LLC, in its individual capacity, with respect to its representations and warranties and covenants herein

By:	/s/ Philip Orban
Name:	Philip Orban
Title:	Authorized Signatory

Acknowledged and Agreed:
Rialto Capital Management, LLC

By:	/s/ Philip Orban
Name:	Philip Orban
Title:	Authorized Signatory

ROYAL BANK OF CANADA

By:	/s/ Steven T. Naftzger
Name:	Steven T. Naftzger
Title:	Authorized Signatory